Exhibit 5.1

                                 PIPER & MARBURY
                                     L.L.P.

                              CHARLES CENTER SOUTH
                             36 SOUTH CHARLES STREET
                         BALTIMORE, MARYLAND 21201-3018
                             410-539-2530                        WASHINGTON
                           FAX: 410-539-0489                      NEW YORK
                                                                PHILADELPHIA
                                                                   EASTON




                                   May 6, 1997


GTS Duratek, Inc.
10100 Old Columbia Road
Columbia, Maryland 21046

                     Re: Registration Statement on Form S-3

Dear Sirs:

     We have acted as counsel to GTS Duratek, Inc., a Delaware corporation (the "Company"), in connection with the Company's Registration Statement on Form S-3 (the "Registration Statement") filed on the date hereof with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to 156,986 shares of the Company's Common Stock, par value $.01 per share (the "Shares"), which were previously issued by the Company and are being registered for resale by the holders thereof.

     In this capacity, we have examined the Company's Certificate of Incorporation and By-Laws, the Registration Statement, the proceedings of the Board of Directors of the Company relating to the issuance of the Shares and such other documents, instruments and matters of law as we have deemed necessary to the rendering of this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity with originals of all documents submitted to us as copies.

     Based upon the foregoing, we are of the opinion and advise you that the Shares described in the Registration Statement have been duly authorized and are validly and legally issued, fully paid, and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading "Legal Matters" in the Prospectus included in the Registration Statement.

                                                Very truly yours,

                                                /s/ Piper & Marbury L.L.P.